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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP
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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-35557 of Telecommunications Income Fund XI, L.P. of our reports dated February 19, 1999 related to Telecommunications Income Fund XI, L.P. and February 19, 1999 related to Berthel Fisher & Company Leasing, Inc. (General Partner), appearing in the Prospectus, which is part of such Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Cedar Rapids, Iowa
September 20, 1999